Exhibit 99.1

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News Release

www.nortelnetworks.com

www.avici.com

FOR IMMEDIATE RELEASE                                                                              January 8, 2004

For more information:

Ann Fuller Nortel Networks (613) 768-1208 afuller@nortelnetworks.com	Jay Barta Nortel Networks +44 1628 43 8378 jbarta@nortelnetworks.com	Esmeralda Swartz Avici Systems (978) 964-2000 eswartz@avici.com	Inna Vyadro Avici Systems (978) 964-2264 ivyadro@avici.com

Nortel Networks, Avici Systems Announce Strategic Relationship to Converge Networks

Enable Service Providers to Offer Revenue-Generating Services Using IP

BILLERICA, Mass. – Nortel Networks* [NYSE/TSX: NT] and Avici Systems [NASDAQ: AVCI] today announced a three-year strategic agreement under which Nortel Networks will integrate, sell and support Avici’s carrier-class core routers as part of its converged network solutions based on Internet Protocol (IP) technology. Under the agreement, Avici will become Nortel Networks worldwide preferred ‘partner’ for IP core routers.

The teaming of Nortel Networks and Avici will be unique in the industry in its ability to deliver integrated, market-ready solutions specifically tailored for voice over IP (VoIP), wireless/wireline convergence, and carrier data applications. Nortel Networks has leadership positions in several VoIP and data networking categories, while Avici provides a highly reliable and scalable core routing solution with improved network economics.

These solutions will incorporate key technologies from both companies to supply service providers worldwide with a seamless transition to a converged network. The converged network will deliver voice, data, video and mobility services across a shared packet infrastructure that will drive reduced capital and operating costs for service providers.

“Nortel Networks is helping its customers transform their networks by converging today’s separate networks into one powerful packet infrastructure,” said Sue Spradley, president, Wireline Networks, Nortel Networks. “Avici’s core routers have the necessary carrier-class reliability, scalability and security to play a vital role in the converged network. They are the perfect complement to our portfolio, which was built on these same principles.”

“Nortel Networks is on the move, expanding addressable markets and entering new spaces where it makes business sense,” Spradley said.

“We share Nortel Networks vision to provide carriers with a more seamless, reliable and cost-effective network transition to packetized networks,” said Steve Kaufman, president and chief executive officer,

Avici Systems. “We are excited about this relationship and the role that Avici and Nortel will play in delivering new solutions and services for service providers worldwide.”

As part of this agreement, Avici and Nortel Networks plan to engage in joint marketing activities, solutions development and technology collaboration. These activities will initially be focused on the service management and operations integration necessary to deliver seamless convergence of multiservice networks over an IP/MPLS (multi-protocol label switching) core, along with associated support for new IP/MPLS services.

The companies will immediately begin integrating Avici products under Nortel Networks Preside* Management system for basic operations, administration, maintenance and provisioning support (OAM&P), enabling a seamless, end-to-end solution for customers.

In connection with this agreement, Avici has granted Nortel Networks a warrant to purchase 800,000 shares of Avici common stock at a formula exercise price, which approximates US$8.00 per share. The warrant is exercisable after seven years, but the right to exercise the warrant may be accelerated if Nortel Networks achieves certain performance milestones.

Combining the superior reliability and economics of Avici’s carrier-grade IP routers with Nortel Networks comprehensive portfolio will create one of the most compelling solutions for delivering new revenue generating services over converged voice and data networks. Avici products will complement such packet optimized service engines as Nortel Networks Passport* Multiservice Switch, Nortel Networks Shasta* 5000 Broadband Service Node, Nortel Networks Succession* Communications Server 2000 superclass softswitch, and Multimedia Communications Server 5200.

According to Synergy Research Group, Nortel Networks was the worldwide market share leader for 2003 in voice over packet with a 39 percent share. Synergy Research also ranked Nortel Networks #1 worldwide in softswitch revenue for the same period with a 32 percent share. In the data market for 2003, Nortel Networks was #1 worldwide in market share for multiservice switches, ATM switches, and IP Services, also according to Synergy Research Group.

Avici will host a conference call on January 8, 2004 at 8:30 am EST. To dial in, please call (888) 428-4479 in the United States, and (651) 291-5254 outside the United States. To listen via the Internet, visit the Avici Systems Investor Relations site at www.avici.com.

Avici Systems Inc., headquartered in North Billerica, Mass., is a leading provider of purpose-built carrier-class routing solutions for the Internet. Avici’s family of routers is designed to meet carrier requirements for the highest scalability, reliability and network availability, while lowering the total cost of building and operating their networks. The company’s routing systems provide new IP solutions to some of the world’s leading service providers. For more information, please visit us at www.avici.com.

Nortel Networks is an industry leader and innovator focused on transforming how the world communicates and exchanges information. The Company is supplying its service provider and enterprise customers with communications technology and infrastructure to enable value-added IP data, voice and multimedia services spanning Wireless Networks, Wireline Networks, Enterprise Networks, and Optical Networks. As a global company, Nortel Networks does business in more than 150 countries. More information about Nortel Networks can be found on the Web at www.nortelnetworks.com.

This release contains information about Avici’s future expectations, plans, and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. When used in this press release, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties include, but are not limited to, market acceptance of Avici products, services and enhancements, customer purchasing patterns and commitments, development of the market place, timely product development and enhancement, intensity of competition of other vendors, technological changes and other risks set forth in Avici’s filings with the Securities and Exchange Commission.

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the sufficiency of our restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; continued reductions in spending by our customers; fluctuations in operating results and general industry, economic and market conditions and growth rates; the communication by our auditors of the existence of material weaknesses in internal control; the ability to recruit and retain qualified employees; fluctuations in cash flow, the level of outstanding debt and our current debt ratings; the ability to meet the financial covenant in our credit facilities; the use of cash collateral to support our normal course business activities; the dependence on our subsidiaries for funding; the impact of our defined benefit plans and our deferred tax assets on our results of operations, cash flows and compliance with our financial covenant; the dependence on new product development and our ability to predict market demand for particular products; the ability to integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; changes in regulation of the Internet; the impact of the credit risks of our customers and the impact of customer financing and commitments; stock market volatility generally and as a result of acceleration of the settlement date or early settlement of our purchase contracts; risks associated with a consolidation of our common shares; the impact of supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the future success of our strategic alliances; and the adverse resolution of litigation, intellectual property disputes and similar matters. For additional information with respect to certain of these and other factors, see the most recent Form 10-Q and Form 10-K filed by Nortel Networks with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel Networks disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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*Nortel Networks, the Nortel Networks logo, the Globemark, Business Without Boundaries, Preside, Passport, Shasta and Succession are trademarks of Nortel Networks.

Use of the terms “partner” and “partnership” does not imply a legal partnership relationship between Nortel Networks and any other party.